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                                                                 EXHIBIT 10.1(a)

                             BANK OF AMERICA, N.A.

                   SECOND AMENDED AND RESTATED LOAN AGREEMENT

         THIS SECOND AMENDED AND RESTATED LOAN AGREEMENT (this "Agreement") dated as of June 30, 2000, by and between BANK OF AMERICA, N.A., a national banking association ("Bank") and the Borrower described below:

                                R E C I T A L S:

         WHEREAS, Bank and Borrower are parties to that certain Amended and Restated Loan Agreement dated December 9, 1999 (the "Original Loan Agreement"), pursuant to which Bank extended a revolving line of credit to Borrower (the "Revolver") in the original principal amount of up to $25,000,000, as more fully described therein; and

         WHEREAS, on September 21, 1999, the Borrower caused to be issued its Convertible Note in the principal amount of $7,000,000 (such note and all other notes issued pursuant thereto shall be referred to herein as the "Convertible Notes"), together with certain warrants to purchase common stock of the Borrower, payment of which Convertible Notes is subordinated to the prior payment in full of Borrower's indebtedness to the Bank, up to a principal amount of $25,000,000; and

         WHEREAS, Bank and Borrower have amended the Original Loan Agreement on four occasions to increase the amount of the Revolver and to make certain other changes and modifications therein; and

         WHEREAS, the Borrower has now requested that the Bank agree to renew and increase the Revolver and to extend certain other credit facilities to the Borrower, including a seasonal revolving line of credit and a term loan to refinance the Convertible Notes; and

         WHEREAS, Bank has agreed to extend such credit to Borrower, subject to certain terms and conditions, including that the Original Loan Agreement be restated in its entirety; and

         WHEREAS, the parties hereto wish to set forth their agreement with respect to the foregoing matters and to restate the Original Loan Agreement;

         NOW, THEREFORE, in consideration of the Loans described below and the mutual covenants and agreements contained herein, and intending to be legally bound hereby, Bank and Borrower agree that the Original Loan Agreement is hereby restated as follows:


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         1.       DEFINITIONS AND REFERENCE TERMS. In addition to any other
terms defined herein, the following terms shall have the meaning set forth with respect thereto:

                  A. ACCOUNTS RECEIVABLE. All of the Borrower's accounts, lease receivables, instruments, contract rights, chattel paper, documents, and general intangibles arising from the sale or lease of goods and/or the rendition of services by the Borrower in the ordinary course of business, and the proceeds thereof and all security and guaranties therefor, whether now existing or hereafter created, and all returned, reclaimed or repossessed goods, and all books and records pertaining to the foregoing.

                  B. APPLICABLE LIBOR MARGIN. The margin, for calculating the applicable interest rate for any day for any loan based on LIBOR, equal to the appropriate applicable LIBOR margin as set forth in Exhibit B hereto.

                  C. BORROWER. Blue Rhino Corporation, a Delaware corporation.

                  D.       BORROWER'S ADDRESS:        104 Cambridge Plaza Drive
                                                      Winston-Salem, NC 27104

                  E. COLLATERAL. The property and interests in property securing payment and performance of the Loans, as set forth in Section 3 hereof.

                  F. CASH FLOW COVERAGE RATIO. The quotient of the aggregate of Borrower's net income after tax (exclusive, however, of any non-cash gain or loss attributable to Borrower's investment in R4 Technical Center-North Carolina, LLC (the "Bottling Company") and any non-recurring non-cash loss related to the redemption of the Convertible Notes), plus depreciation and amortization, plus interest expense, minus dividends and distributions actually paid, divided by the sum of the prior year's current maturities of long term debt plus current maturities of capital leases, plus interest expense, plus ten percent (10%) of the outstanding balance of the Revolver and the Overline.

                  G. EBITDA. Earnings before interest expense, taxes, depreciation and amortization and any non-cash gain or loss attributable to Borrower's investment in the Bottling Company and any non-recurring loss related to the redemption of the Convertible Notes.

                  H. EQUIPMENT. All machinery and equipment, including fixtures, now owned or hereafter acquired by the Borrower.

                  I. FUNDED DEBT. Debt incurred by borrowing money, specifically excluding trade debt or accruals arising in the ordinary course of business, but including, without limitation (i) purchase money indebtedness,
(ii) the principal portion of obligations under capital leases, (iii) reimbursement obligations under outstanding letters of credit, and (iv) all obligations guaranteeing or intended to guarantee any debt of any other entity, whether such obligation is direct or indirect.


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                  J.       HAZARDOUS MATERIALS. All materials defined as
hazardous wastes or substances under any local, state or federal environmental laws, rules or regulations, and petroleum, petroleum products, oil and asbestos.

                  K. INVENTORY. Means all non-obsolete inventory of Borrower of every kind or character, wherever located, for which Borrower:

                           (i) has full title, free and clear of any security interest, liens and claims whatsoever; and

                           (ii) has the right to convey such inventory as security for the Obligations; and

                           (iii) such inventory is in first class order, condition and repair.

Without limiting the scope of the foregoing definition, Inventory shall specifically include all "Cylinder Inventory" and "Eligible Inventory", as defined in the Borrowing Base Agreement attached hereto.

                  L. LIBOR. The London Interbank Offered Rate for thirty-day deposits, adjusted for applicable reserves, deposit insurance assessments and other regulatory costs, as determined by the Bank, from time to time.

                  M. LOANS. The loan described in Section 2 hereof and any other existing or subsequent loan by Bank to the Borrower that is subject to this Agreement.

                  N. LOAN DOCUMENTS. Loan Documents means this Loan Agreement and any and all promissory notes executed by Borrower in favor of Bank and all other documents, instruments, guaranties, certificates and agreements executed and/or delivered by Borrower, any guarantor or third party in connection with any Loan.

                  O. MATERIAL ADVERSE EFFECT. Any material adverse effect on (i) the business, assets, operations or financial or other condition of Borrower and its Subsidiaries taken as a whole, (ii) the Borrower's ability to pay the Obligations in accordance with the terms thereof, or (iii) the Collateral or Bank's security interest in the Collateral or the priority of such security interest. Without limiting the foregoing, any adverse effect on the business, assets, operations or financial or other condition of Borrower and its subsidiaries (if any) involving, individually or in the aggregate, a liability of the Borrower or any of its subsidiaries in excess of applicable insurance coverage by more than $100,000 shall be deemed to be a "Material Adverse Effect" within the meaning of the applicable provisions of this Agreement.

                  P. NOTES. The Revolver Note, the Overline Note and the Term Note, as defined herein.


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                  Q.       OBLIGATIONS. The Loans and all other loans, advances,
indebted-ness, liabilities, obligations, covenants and duties (including post-petition interest on the foregoing, to the extent lawful) owing, arising, due or payable from the Borrower to the Bank of any kind or nature, present or future, arising under this Agreement or any of the other Loan Documents (including, without limitation any Hedge Agreement, as defined in subparagraph
2 (D) (ii)), whether direct or indirect (including those acquired by assignment), absolute or contingent, primary or secondary, due or to become due, now existing or hereafter arising. The term includes, without limitation, all interest, charges, reasonable expenses, reasonable fees, reasonable attorneys' fees and any other sums chargeable to the Borrower by the Bank under this Agreement or any of the other Loan Documents.

                  R. PERSON. A corporation, an association, a joint venture, a limited liability company, a partnership, an organization, a business, an individual, a trust or a government or political subdivision thereof or any government agency or any other legal entity.

                  S. TANGIBLE NET WORTH. The amount by which Borrower's total assets exceed total liabilities in accordance with GAAP, minus (i) goodwill, (ii) contract rights, (iii) assets representing claims on (A) shareholders, directors, or officers or (B) Subsidiaries, and (iv) other assets constituting intangible assets, including, without limitation, any patents, trademarks, tradenames, copyrights or similar intellectual property.

                  T. SUBSIDIARY. As to any Person, each of the Persons that directly or indirectly, through one or more intermediaries, is controlled by such Person. For the purpose of this definition, "control" means the possession, directly or indirectly, of over fifty percent (50%) of the voting rights of the equity holders of the entity, whether through the ownership of voting securities, by contract or otherwise.

         ACCOUNTING TERMS. All accounting terms not specifically defined or specified herein shall have the meanings generally attributed to such terms under generally accepted accounting principles ("GAAP"), as in effect from time to time, consistently applied. All financial computations made under this Agreement for the purpose of determining compliance with the financial requirements of this Agreement shall be made, and all financial information required under this Agreement shall be prepared, in accordance with GAAP, as in effect on the date hereof.

         2. LOANS. Subject to the terms of this Agreement, Bank hereby agrees to make loans to Borrower, as follows:

         A. Revolving Line of Credit. (i) Subject to the terms hereof, Bank agrees to extend a revolving line of credit (the "Revolver") to Borrower, in the original principal amount of up to Thirty-Eight Million Dollars ($38,000,000), for the purpose of refinancing and increasing the Borrower's revolving line of credit, financing Borrower's short-term working capital needs, including but not limited to payments under letters of


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credit issued for the benefit of Borrower, and financing acquisitions by
Borrower. The Revolver will be available during the period commencing on the date hereof and continuing until November 30, 2001 (which date, as extended in accordance with the terms hereof, shall be the "Revolver Maturity Date"). Borrower may from time to time borrow, repay and re-borrow, subject to the Borrowing Base Agreement attached hereto as Exhibit "A" and by reference made a part hereof, and the Borrowing Base set forth therein (the "Borrowing Base"). It is provided, however, that the aggregate face amount of letters of credit issued by Bank for the account of Borrower pursuant to the Revolver shall not at any time exceed $10,000,000. Borrower shall execute and deliver to Bank a promissory note (the "Revolver Note") in the principal amount of $38,000,000, which Revolver Note shall bear interest and be payable in accordance with the terms set forth hereinbelow. It is further provided that the commitment of the Bank to continue to make the Revolver available to the Borrower beyond the Revolver Maturity Date is subject to annual review by the Bank (subject to and following receipt of the Borrower's annual report of audit as provided hereinafter), and the Bank may, in its sole discretion, elect to renew the commitment for an additional year, whereupon the Revolver Maturity Date shall be extended to the date that is one year after the then-current Revolver Maturity Date.

         (ii)     Interest and Principal. Subject to the terms of subparagraph 2
(D) (i) below, interest on the principal amount outstanding under the Revolver from time to time shall accrue at a floating rate of thirty-day LIBOR, plus two hundred fifty basis points (2.50%) per annum, which rate shall change on and as of each date LIBOR changes. Accrued interest shall be payable monthly in arrears. The principal of the Note shall be repaid in full, if not sooner paid, on the Revolver Maturity Date, together with all accrued but unpaid interest thereon.

         (iii) Fees. Borrower shall pay to Bank a commitment fee in the amount of $100,000 at the closing of the Revolver. Borrower shall also pay Bank, quarterly as invoiced by Bank, an availability fee in the amount of one-quarter percent (1/4%) of the average unused amount of the Revolver. Additionally, all letters of credit issued by the Bank shall be subject to an issuance fee, which shall be paid by Borrower upon issuance of each letter of credit, in the amount of three-eighths percent (3/8%) for documentary letters of credit, and in the amount of one and one-half percent (1.5%) per annum for standby letters of credit.

         (iv) Collateral Security. Repayment in full of the Revolver shall be secured by the Collateral.

         (v) Administration of Accounts. (a) Borrower agrees to submit to Bank, within thirty (30) days after the end of each month during the term of the Revolver, a summary aged trial balance of all accounts existing as of the last day of such month, and all inventory, in form satisfactory to the Bank. Borrower agrees to keep accurate and complete records of its accounts, and of all payments and collections thereof, and of all inventory.


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                  (b)      Monthly, within thirty (30) days after the end of
each monthly period, Borrower shall submit a borrowing base certificate to Bank setting forth the amount of Borrower's Eligible Accounts Receivable (as defined in the Borrowing Base Agreement), Eligible Inventory (as defined in the Borrowing Base Agreement) and Equipment as of the last day of such monthly period.

                  (c) Whether or not an Event of Default has occurred, Borrower shall permit Bank, including any of its officers, agents or designees, to inspect and verify the amount of or any other matter relating to the Borrower's accounts. Borrower agrees to cooperate fully with Bank in such inspection and verification process. Borrower further agrees to pay or reimburse Bank for payment of all expenses incurred to monitor, inspect and examine Borrower's accounts, up to an amount of $5,000 per year during the term of this Agreement.

                  (d) Bank shall have the right at any time after the occurrence of an Event of Default to notify any or all account debtors that Borrower's accounts have been assigned to Bank and to collect the accounts in its name.

         (vi) Guaranties. Payment in full of all indebtedness of the Borrower pursuant to the Revolver shall be guaranteed by all of the subsidiaries of the Borrower, including USA Leasing, LLC, Rhino Services, LLC, CPD Associates, Inc., Uniflame Corporation, and any Subsidiary formed or acquired after the date of this Agreement (the "Guarantors"), pursuant to guaranty agreements (the "Guaranties") in form and substance satisfactory to Bank. The Guaranties shall be secured by a security interest in and lien on all personal property assets of the Guarantors, now owned or hereafter acquired, including all proceeds thereof (the "Guaranty Collateral").

         B. Overline. (i) Subject to the terms hereof, Bank agrees to extend a revolving seasonal line of credit (the "Overline") to Borrower, in the original principal amount of up to Ten Million Dollars ($10,000,000), for the purpose of financing Borrower's short-term seasonal working capital needs, specifically, payments to be received under documentary letters of credit issued for the benefit of the Borrower for goods sold to Wal-Mart. The Overline will be available during the period commencing on the date hereof and continuing until November 30, 2001 (which date, as extended in accordance with the terms hereof, shall be the "Overline Maturity Date"), provided that advances under the Overline may only be obtained during the period of June 1 through November 30 in each year. Borrower may from time to time borrow, repay and re-borrow, subject to the Borrowing Base Agreement attached hereto as Exhibit "A" and by reference made a part hereof, and the Borrowing Base set forth therein (the "Borrowing Base") for the purpose of reimbursing the Bank for drafts drawn under the letters of credit issued by the Bank. Borrower shall execute and deliver to Bank a promissory note (the "Overline Note") in the principal amount of $10,000,000, which Overline Note shall bear interest and be payable in accordance with the terms set forth hereinbelow. It is further provided that the commitment of the Bank to continue to make the Overline available to the Borrower beyond the Overline Maturity Date is subject to annual review by the Bank (subject to and following receipt of the Borrower's annual report of audit as provided


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hereinafter), and the Bank may, in its sole discretion, elect to renew the commitment for an additional year, whereupon the Overline Maturity Date shall be extended to the date that is one year after the then-current Overline Maturity Date.

         (ii)     Interest and Principal. Subject to the terms of subparagraph 2
(D) (i) below, interest on the principal amount outstanding under the Overline from time to time shall accrue at a floating rate of thirty-day LIBOR, plus two hundred fifty basis points (2.50%) per annum, which rate shall change on and as of each date LIBOR changes. Accrued interest shall be payable monthly in arrears. The principal of the Note shall be repaid in full, if not sooner paid, on the Overline Maturity Date, together with all accrued but unpaid interest thereon.

         (iii) Fees. Borrower shall pay Bank, quarterly as invoiced by Bank, an availability fee in the amount of one-quarter percent (1/4%) of the average unused amount of the Overline. Additionally, all letters of credit issued by the Bank shall be subject to an issuance fee, which shall be paid by Borrower upon issuance of each letter of credit, in the amount of three-eighths percent (3/8%) for documentary letters of credit, and in the amount of one and one-half percent (1.5%) per annum for standby letters of credit.

         (iv) Collateral Security. Repayment in full of the Overline shall be secured by the Collateral.

         (v) Guaranties. Payment in full of all indebtedness of the Borrower pursuant to the Overline shall be guaranteed by the Guarantors pursuant to the Guaranties, which Guaranties shall be secured by the Guaranty Collateral.

         C. Term Loan. (i) Subject to the terms hereof, Bank agrees to extend a term loan (the "Term Loan") to Borrower, in the original principal amount of up to Seven Million Dollars ($7,000,000), for the purpose of refinancing the Convertible Notes. Borrower shall execute and deliver to Bank a promissory note (the "Term Note") in the principal amount of $7,000,000, which Term Note shall bear interest and be payable in accordance with the terms set forth herein. The Term Note shall be payable in quarterly installments in the principal amount of $1,000,000 each, together with accrued interest, beginning October 31, 2000 and continuing on the last day of each January, April, July and October thereafter through and including April 30, 2002 (the "Term Loan Maturity Date"), on which date all remaining principal and accrued but unpaid interest thereon shall be paid in full.

         (ii)     Interest and Principal. Subject to the terms of subparagraph 2
(D) (i) below, interest on the principal amount outstanding under the Term Loan from time to time shall accrue at a floating rate of thirty-day LIBOR, plus two hundred eighty-five basis points (2.85%) per annum, which rate shall change on and as of each date LIBOR changes. Accrued interest shall be payable monthly in arrears. The principal of the Term Note shall be repaid in full, if not sooner paid, on the Term Loan Maturity Date, together with all accrued but unpaid interest thereon.


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         (iii)    Collateral Security. Repayment in full of the Term Loan shall be secured by the Collateral.

         (iv) Guaranties. Payment in full of all indebtedness of the Borrower pursuant to the Term Loan shall be guaranteed by the Guarantors pursuant to the Guaranties, which Guaranties shall be secured by the Guaranty Collateral.

         D.       Other Interest Rate Provisions Applicable to the Loans.

         (i) The interest rate applicable to the Loans will vary, according to the Borrower's compliance with the Funded Debt to EBITDA ratio (as defined below), as set forth in Exhibit B attached hereto, which ratio shall be computed by the Borrower's certified public accountants, in a manner reasonably acceptable to the Bank. Such financial ratio shall be calculated quarterly as of the last day of each fiscal quarter of the Borrower and, if the threshold ratio set forth on Exhibit B is satisfied, the alternative interest rate set forth on Exhibit B shall apply to the Loans during the next succeeding quarter, beginning with the first day of the month following receipt of the Borrower's quarterly and annual financial statements, respectively. It is provided, however, that the Borrower must be in compliance with all of the terms and provisions of this Agreement to receive the rates set forth in Exhibit B.

         (ii) Borrower shall also have the option to fix the interest rate on all or any portion of the Loans, at any time, through the use of a Hedge Agreement purchased from the Bank at the market rate for such products. For purposes hereof, a "Hedge Agreement" means any agreement between Borrower and Bank, or any affiliate of Bank, now existing or hereafter entered into, which provides for an interest rate or commodity swap, cap, floor, collar, forward foreign exchange transaction, currency swap, cross-currency swap, currency option, or any combination of, or option with respect to, these or similar transactions, for the purpose of hedging Borrower's exposure to fluctuations in interest rates, currency valuations or commodity prices. Notwithstanding any other terms of this Agreement, any loan subject to a Hedge Agreement shall be prepayable only in accordance with, and subject to any fees imposed under, the terms of such Hedge Agreement. Borrower agrees that it will enter into Hedge Agreements (or other arrangements reasonably acceptable to the Bank) for not less than $10,000,000 of the Loans until the Term Loan Maturity Date within ninety (90) days after closing of the Loans.

         E. Information Requirements Related to Acquisitions by Borrower. Not less than thirty (30) days prior to obtaining any extensions of credit under the Revolver in a principal amount of $1,000,000 or more (whether such amount consists of one or more such advances) for the purpose of financing the cost (in whole or in part) of any acquisition (whether such acquisition is by merger or purchase of assets), Borrower shall provide to Bank such information concerning the proposed acquisition and the entity to be acquired (or the assets to be purchased) as the Bank shall reasonably request. All such information shall be treated by the Bank as confidential information, and shall not


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be disclosed to or used by any other person without the express written consent of Borrower. Bank must be reasonably satisfied with the purpose, structure and business prospects for such acquisition prior to agreeing to make any advances to Borrower therefor.

         3. COLLATERAL SECURITY. Payment and performance of the Notes shall be secured by and the Borrower hereby grants, conveys, transfers and assigns to the Bank a security interest in and lien upon all Accounts Receivable (as such term is defined in the Borrowing Base Agreement attached hereto), and all Inventory and Equipment of Borrower, now owned or hereafter acquired, including all proceeds thereof.

         Borrower agrees and undertakes to execute and deliver to the Bank such security agreements, pledge agreements, assignments, financing statements, subordinations, certificates, waivers, estoppel agreements, and other documentation, in form acceptable to the Bank, as may be requested by the Bank in connection with the Collateral.

         Borrower further agrees that it will assign and pledge to the Bank all of its ownership interest in R4 Technical Center-North Carolina, LLC, as additional collateral security for the Notes. Borrower will also grant Bank a security interest in and lien upon any real property acquired after the date of this Agreement costing in excess of $100,000, pursuant to deeds of trust, mortgages or security deeds reasonably satisfactory to Bank, as additional collateral security for the Notes.

         4. CONDITIONS PRECEDENT. The Bank's agreement to extend the Loans to the Borrower is subject to the fulfillment, to the Bank's satisfaction, of all of the following conditions:

         A. Bank shall have received, on or before the date hereof (i) a copy of the resolutions of the Board of Directors of the Borrower, certified on such date by an officer of the Borrower, authorizing the execution and delivery of this Agreement, the borrowings hereunder and the execution and delivery of the Notes, the other Loan Documents and the Collateral, and (ii) such additional documents and requirements as the Bank or counsel for the Bank may reasonably request.

         B. The Borrower shall have executed and delivered all documentation for the Loan, as requested by the Bank, which shall be in form and content reasonably accept-able to the Bank and its counsel.

         C. The Borrower shall have provided to the Bank, in form satisfactory to the Bank, all financial and other information requested by Bank as to its business and affairs.

         D. The Borrower shall have provided to the Bank, in form and content satisfactory to the Bank and its counsel, satisfactory evidence that the Borrower is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware, and has the corporate and legal authority to own its property and carry on its business as now being conducted.


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         E.       Each of the subsidiaries of the Borrower shall have provided to the Bank certified copies of resolutions of their governing bodies authorizing execution and delivery of the Guaranties and the Guaranty Collateral, and satisfactory evidence that each of such subsidiaries is duly organized, validly existing and in good standing under the laws of their respective states of incorporation.

         F. Bank of America Asset Based Lending Services shall have completed a field examination of the Borrower's assets, which examination shall be reasonably satisfactory to the Bank.

         G. The Bank shall have received an opinion of the Borrower's counsel with respect to such matters and in such form as is reasonably acceptable to the Bank and its counsel.

         H. The Borrower shall have paid or provided for payment of an arrangement/ administration fee in the amount of $25,000.

         I. All terms and conditions of the Bank's commitment letter to the Borrower for the Loans have been satisfied and fulfilled, to the reasonable satisfaction of the Bank.

         J. No event has occurred or failed to occur that would have a Material Adverse Effect on the financial condition of the Borrower as set forth in its most recent annual and quarterly financial statements and internally-prepared monthly financial statements submitted to Bank.

         K. The Borrower shall have certified that the execution of the Loan Documents shall not cause any default under any other contract or agreement to which the Borrower or any of its subsidiaries is subject.

         L. The Borrower shall have paid or provided for the payment of all costs and expenses incurred in connection with the making of the Loans, including, without limitation, the Bank's attorneys' fees and expenses.

         5. REPRESENTATIONS AND WARRANTIES. Borrower hereby represents and warrants to Bank as follows:

                  A. GOOD STANDING. Borrower is a corporation, duly organized, validly existing and in good standing under the laws of the State of Delaware and has the power and authority to own its property and to carry on its business in each jurisdiction in which Borrower does business, and each of Borrower's subsidiaries is duly organized, validly existing and in good standing under the laws of the state of its organization, and has the power and authority to own its property and carry on its business.

                  B. AUTHORITY AND COMPLIANCE. Borrower and each of its subsidiaries have full power and authority to execute and deliver the Loan Documents and to incur and perform the obligations provided for therein, all of which have been duly


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authorized by all proper and necessary action of the appropriate governing body of Borrower and its subsidiaries, respectively. No consent or approval of any public authority or other third party is required as a condition to the validity of any Loan Document, and Borrower and each such Subsidiary, to the best of the Borrower's knowledge after reasonable inquiry, are in compliance with all laws and regulatory requirements to which they are subject.

                  C. BINDING AGREEMENT. This Agreement and the other Loan Documents executed by Borrower and its subsidiaries constitute their valid and legally binding obligations, enforceable in accordance with their terms, subject to bankruptcy, insolvency, reorganization and similar laws and other laws generally affecting the enforceability of creditors' rights and to general principles of equity.

                  D. LITIGATION. There is no material proceeding involving Borrower or any of its subsidiaries pending or, to the knowledge of Borrower, threatened before any court or governmental authority, agency or arbitration authority, which, if determined adversely to the Borrower, would have a Material Adverse Effect on the Borrower and its subsidiaries, taken as a whole, except as disclosed in Exhibit D attached hereto.

                  E. NO CONFLICTING AGREEMENTS. There is no charter, bylaw, stock provision, partnership agreement or other document pertaining to the organization, power or authority of Borrower or any of its subsidiaries and no provision of any existing agreement, mortgage, indenture or contract binding on Borrower or any of its subsidiaries or affecting their property, which would conflict with or in any way prevent the execution, delivery or carrying out of the terms of this Agreement and the other Loan Documents.

                  F. OWNERSHIP OF ASSETS. Borrower and its subsidiaries have good title to their assets, and such assets are free and clear of liens, except those granted to Bank and as disclosed to Bank in writing prior to the date of this Agreement.

                  G. TAXES. All material taxes and assessments due and payable by Borrower and its subsidiaries have been paid or are being contested in good faith by appropriate proceedings and Borrower and its subsidiaries have filed all material tax returns which they are required to file.

                  H. FINANCIAL STATEMENTS. The financial statements of Borrower heretofore delivered to Bank have been prepared in accordance with GAAP applied on a consistent basis throughout the period involved and fairly present Borrower's financial condition as of the date or dates thereof, and there has been no material adverse change in Borrower's financial condition or operations since July 31, 1999. To the best of its knowledge, all factual information furnished by Borrower to Bank in connection with this Agreement and the other Loan Documents is and will be accurate and complete on the date as of which such information is delivered to Bank.


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


                  I. PLACE OF BUSINESS. Borrower's chief executive office is located at: 104 Cambridge Plaza Drive, Winston-Salem, North Carolina 27104.

                  J. ENVIRONMENTAL MATTERS. The conduct of Borrower's and its subsidiaries' business operations does not and will not violate any federal laws, rules or ordinances for environmental protection, regulations of the Environmental Protection Agency, any applicable local or state law, rule, regulation or rule of common law or any judicial interpretation thereof relating primarily to the environment or Hazardous Materials, and Borrower and its subsidiaries will not use or permit any other party to use any Hazardous Materials at their places of business except such materials as are incidental to their normal course of business, maintenance and repairs and which are handled in compliance with all applicable environmental laws. Borrower agrees to permit Bank, its agents, contractors and employees to enter and inspect any of Borrower's and its subsidiaries' places of business or any of their other property of Borrower at any reasonable time upon three (3) days prior notice for the purposes of conducting an environmental investigation and audit (including taking physical samples) to insure that they are complying with this covenant and Borrower shall reimburse Bank on demand for the costs of any such environmental investigation and audit. Borrower shall provide Bank, its agents, contractors, employees and representatives with access to and copies of any and all data and documents relating to or dealing with any Hazardous Materials used, generated, manufactured, stored or disposed of by Borrower's and its subsidiaries' business operations within five (5) days of the request therefor.

                  K. NO MATERIAL ADVERSE EFFECT. To the best of the Borrower's knowledge, neither this Agreement nor any of the Loan Documents, nor any statements furnished to the Bank by or on behalf of the Borrower and its subsidiaries in connection with the Loans or the Loan Documents, contain any untrue statement of a material fact. To the best knowledge of the Borrower, there is no fact that the Borrower has not disclosed to the Bank in writing that would have a Material Adverse Effect.

                  L. CONTINUATION OF REPRESENTATION AND WARRANTIES. All representations and warranties made under this Agreement shall be deemed to be made at and as of the date hereof and at and as of the date of any future advance under any Loan (except insofar as such representations and warranties relate expressly to an earlier date, and except for the representations and warranties in Section 6. D and H, which shall be deemed to be made solely on the date of this Agreement).

         6. AFFIRMATIVE COVENANTS. Until full payment and performance of all Obligations of Borrower under the Loan Documents, Borrower will, unless Bank consents otherwise in writing (and without limiting any requirement of any other Loan Document):

                  A. FINANCIAL CONDITION. Maintain Borrower's financial condition as follows, determined in accordance with GAAP applied on a consistent basis throughout the period involved, except to the extent modified by the following definitions:

                  (i) Maintain a ratio of total liabilities to Tangible Net Worth as follows:

                  (a) not greater than 2.75 to one from August 31, 2000 to October 30, 2000;

                  (b) not greater than 2.50 to one from October 31, 2000 to January 30, 2001; and

                  (c) not greater than 2.00 to one at all times from and after January 31, 2001.

                  (ii) Maintain a ratio of Funded Debt to EBITDA, as follows:

                  (a) not greater than 3.75 to one from August 31, 2000 to October 30, 2000;

                  (b) not greater than 3.50 to one from October 31, 2000 to January 30, 2001;

                  (c) not greater than 2.75 to one from January 31, 2001 to April 29, 2001; and

                  (d)      not greater than 2.50 to one from and after April
                           30, 2001.

                  (iii)    Maintain a Cash Flow Coverage Ratio of not less than
1.2 to one at June 30, 2000 for the trailing four (4) fiscal quarters, and at each fiscal quarter end thereafter.

                  B. FINANCIAL STATEMENTS AND OTHER INFORMATION. Maintain a system of accounting satisfactory to Bank and in accordance with GAAP applied on a consistent basis throughout the period involved, permit Bank's officers or authorized representatives to visit and inspect Borrower's books of account and other records at such reasonable times and as often as Bank may desire. Borrower shall pay the reasonable fees and disbursements of any accountants or other agents of Bank selected by Bank for the foregoing purposes one time each year during the term of the Loans. Unless written notice of another location is given to Bank, Borrower's books and records will be located at Borrower's chief executive office set forth above. All financial statements called for below shall be prepared in form and content acceptable to Bank and by independent certified public accountants acceptable to Bank.

In addition, Borrower will:

         (i) Furnish to Bank (a) a report of audit of Borrower (including any management letter), prepared by a firm of certified public accountants reasonably acceptable to Bank, within 120 days after the close of each such fiscal year and (b) a copy of the Borrower's federal income tax return, for each fiscal year of Borrower, within 30 days of the date the same is filed;

         (ii) Furnish to Bank a copy of the Borrower's quarterly report on Form 10-Q, within 45 days after the close of each such fiscal quarter;

         (iii) Furnish to Bank monthly financial statements (including a balance sheet and profit and loss statement) of Borrower, which shall be prepared by Borrower, for each month of each fiscal year of Borrower, within 45 days after the close of each such month.

         (iv) Furnish to Bank a compliance certificate for (and executed by an authorized representative of) Borrower concurrently with and dated as of the date of delivery of each of the financial statements as required in paragraphs
(i) and (ii) above, containing (a) a certification that the financial statements of even date are true and correct and that the Borrower is not in default under the terms of this Agreement, and (b) computations and conclusions, in such detail as Bank may request, with respect to compliance with this Agreement, and the other Loan Documents, including computations of all quantitative covenants. Such compliance certificates shall be substantially in the form of Exhibit C attached hereto.

         (v) Furnish to Bank promptly such additional information, reports and statements respecting the business operations and financial condition of Borrower, from time to time, as Bank may reasonably request.

                  C. INSURANCE. Except as otherwise provided herein, maintain insurance with insurance companies reasonably acceptable to the Bank on such of its properties, in such amounts and against such risks as is customarily maintained by similar businesses operating in the same vicinity, specifically to include fire and extended coverage insurance covering all assets, business interruption insurance, and liability insurance, all to be with such companies and in such amounts as are satisfactory to Bank. Satisfactory evidence of such insurance will be supplied to Bank prior to funding under the Loans and 30 days prior to each policy renewal. Bank acknowledges and agrees that Borrower is self-insured for collision damage on all vehicles constituting equipment; that it requires its lessees to maintain collision insurance on all vehicles constituting inventory held for lease, which insurance names the Borrower as loss payee; and that it is self-insured for workers compensation insurance. Borrower agrees that it will notify Bank immediately if separate insurance coverage is hereafter purchased by Borrower covering such risks, such insurance to be subject to the terms of this section.

                  D. EXISTENCE AND COMPLIANCE. Maintain its existence, good standing and qualification to do business, where required and comply with all laws, regulations and governmental requirements including, without limitation, environmental laws applicable to it or to any of its property, business operations and transactions.

                  E. ADVERSE CONDITIONS OR EVENTS. Promptly advise Bank in writing of (i) any condition, event or act which comes to its attention that the Borrower reasonably believes would or might have a Material Adverse Effect on Borrower's financial condition or operations, the Collateral, or Bank's rights under the Loan

Documents, (ii) any litigation filed by or against Borrower seeking in excess of $50,000 in damages, (iii) any event that has occurred that would constitute an event of default under any Loan Documents and (iv) any uninsured or partially uninsured loss through fire, theft, liability or property damage in which the uninsured damages are in excess of an aggregate of $100,000.00.

                  F. TAXES AND OTHER OBLIGATIONS. Pay all of its taxes, assessments and other obligations, including, but not limited to taxes, costs or other expenses arising out of this transaction, as the same become due and payable, except to the extent the same are being contested in good faith by appropriate proceedings in a diligent manner.

                  G. MAINTENANCE. Maintain all of its tangible property in good condition and repair, except for those properties deemed to be obsolete by the Borrower, and make all necessary replacements thereof, and preserve and maintain all licenses, trademarks, privileges, permits, franchises, certificates and the like necessary for the operation of its business.

                  H. NOTIFICATION OF ENVIRONMENTAL CLAIMS. Borrower shall immediately advise Bank in writing of (i) any and all enforcement, cleanup, remedial, removal, or other governmental or regulatory actions instituted, completed or threatened pursuant to any applicable federal, state, or local laws, ordinances or regulations relating to any Hazardous Materials affecting Borrower's business operations; and (ii) all claims made or threatened by any third party against Borrower relating to damages, contribution, cost recovery, compensation, loss or injury resulting from any Hazardous Materials. Borrower shall immediately notify Bank of any remedial action taken by Borrower with respect to Borrower's business operations.

         7. NEGATIVE COVENANTS. Until full payment and performance of all obligations of Borrower under the Loan Documents, Borrower will not, without the prior written consent of Bank (and without limiting any requirement of any other Loan Documents):

                  A. OWNERSHIP AND MANAGEMENT. Make or permit to be made any material change in the ownership or executive management of the Borrower; provided, however, that the Borrower shall not be prohibited by this covenant from conducting any public offering of its capital stock.

                  B. TRANSFER OF ASSETS OR CONTROL. Sell, lease, sell and leaseback, assign or otherwise dispose of or transfer any assets, except in the normal course of its business, or enter into any merger or consolidation, or transfer control or ownership of the Borrower, or form or acquire any Subsidiary, except for a wholly-owned Subsidiary which has executed a guaranty of the Loans, in form satisfactory to the Bank.

                  C. LIENS. Grant, suffer or permit any contractual or noncontractual lien on or security interest in its assets, except in favor of Bank, or fail to promptly pay when due all lawful claims, whether for labor, materials or otherwise, except claims which the Borrower is diligently contesting in good faith and has provided reserves that are adequate in the Bank's reasonable judgment.

                  D. EXTENSIONS OF CREDIT. Make any loan or advance to any individual, partnership, corporation or other entity, except (i) intercompany advances to Subsidiaries of the Borrower which have guaranteed all indebtedness to the Bank, (ii) as previously disclosed to Bank in writing, and (iii) other loans, not in excess of an aggregate principal amount of $250,000.

                  E. BORROWINGS. Create, incur, assume or become liable in any manner for any indebtedness (for borrowed money, deferred payment for the purchase of assets, lease payments, as surety or guarantor for the debt for another, or otherwise), other than to Bank, except for normal trade debts incurred in the ordinary course of Borrower's business, and except for existing indebtedness disclosed to Bank in writing and acknowledged by Bank prior to the date of this Agreement. Borrower shall also be permitted to incur indebtedness to Subsidiaries, shareholders or related companies hereafter, as long as the incurrence of such indebtedness is disclosed to Bank and all such indebtedness is fully subordinated to Borrower's indebtedness to Bank, in form satisfactory to Bank. Borrower shall also be permitted to incur up to $500,000, in the aggregate, of purchase money indebtedness in connection with acquisitions by Borrower, payable to the former owners of the acquired entities or assets (exclusive of indebtedness related to the purchase of the assets of Uniflame Corporation).

                  F. CAPITAL LEASES. Enter into capital leases in excess of an aggregate of Two Million Five Hundred Thousand Dollars ($2,500,000) in amount of all capital leases at any time outstanding.

                  G. DIVIDENDS AND DISTRIBUTIONS. At any time Borrower is in default under this Agreement, or would be in default following or as a result thereof, make any distribution (other than dividends payable in capital stock of Borrower) on any shares of any class of its capital stock, or apply any of its property or assets to the purchase, redemption or other retirement of any shares of any class of capital stock of Borrower, or in any way amend its capital structure.

                  H. CHARACTER OF BUSINESS. Change the general character of business as conducted at the date hereof, or engage in any type of business not reasonably related to its business as presently conducted.

         8. DEFAULT. Borrower shall be in default under this Agreement and under each of the other Loan Documents (an "Event of Default") if it shall default in the payment of any amounts due and owing under the Loans. Borrower shall also be in default if it should fail to timely and properly observe, keep or perform any term, covenant, agreement or condition in any Loan Document (other than a payment default) or in any other loan agreement, promissory note, guaranty, security agreement, deed of trust, assignment, pledge or other contract securing or evidencing payment of any indebtedness of Borrower to Bank or any affiliate or subsidiary of Bank of America

Corporation, and such default shall continue uncured for a period of thirty
(30) days (such thirty-day cure period to apply to any such default, notwithstanding the absence of any such cure period in or the conflicting provisions of any other Loan document).

         9. REMEDIES UPON DEFAULT. If an Event of Default shall occur, Bank shall have all rights, powers and remedies available under each of the Loan Documents as well as all rights and remedies available at law or in equity.

         10. NOTICES. All notices, requests or demands which any party is required or may desire to give to any other party under any provision of this Agreement must be in writing delivered to the other party at the following address:

         Borrower:                  Blue Rhino Corporation
                                    104 Cambridge Plaza Drive
                                    Winston-Salem, NC 27104
                                    ATTN:   Mark Castaneda
                                            Chief Financial Officer

         Bank:                      Bank of America, N.A.
                                    380 Knollwood Street
                                    Winston-Salem, NC 27103
                                    ATTN:    J. Thomas Johnson, Jr.
                                            Senior Vice President

or to such other address as any party may designate by written notice to the other party. Each such notice, request and demand shall be deemed given or made as follows:

                  A.       If sent by hand delivery, upon delivery;

                  B. If sent by mail, upon the earlier of the date of receipt or five (5) days after deposit in the U.S. Mail, first class postage prepaid.

         11. COSTS, EXPENSES AND ATTORNEYS' FEES. Borrower shall pay to Bank immediately upon demand the full amount of all costs and expenses, including reasonable attorneys' fees, incurred by Bank in connection with Bank's collection of, or attempts to collect, any Obligations due hereunder or under the Notes.

         12. MISCELLANEOUS. Borrower and Bank further covenant and agree as follows, without limiting any requirement of any other Loan Document:

                  A. CUMULATIVE RIGHTS AND NO WAIVER. Each and every right granted to Bank under any Loan Document, or allowed it by law or equity shall be cumulative of each other and may be exercised in addition to any and all other rights of Bank, and no delay in exercising any right shall operate as a waiver thereof, nor shall any single or partial exercise by Bank of any right preclude any other or future exercise thereof or the exercise of any other right. Borrower expressly waives any presentment, demand, protest or other notice of any kind, including but not limited to notice of intent to accelerate and notice of acceleration. No notice to or demand on Borrower in any case shall, of itself, entitle Borrower to any other or future notice or demand in similar or other circumstances.

                  B. APPLICABLE LAW. This Loan Agreement and the rights and obligations of the parties hereunder shall be governed by and interpreted in accordance with the laws of the State of North Carolina (excluding, however, any principles of conflicts of laws) and applicable federal law.

                  C. AMENDMENT. No modification, consent, amendment or waiver of any provision of this Loan Agreement, nor consent to any departure by either party therefrom, shall be effective unless the same shall be in writing and signed by each party, and then shall be effective only in the specified instance and for the purpose for which given. This Loan Agreement is binding upon Borrower, its successors and assigns, and inures to the benefit of Bank, its successors and assigns; however, no assignment or other transfer of Borrower's rights or obligations hereunder shall be made or be effective without Bank's prior written consent, nor shall it relieve Borrower of any obligations hereunder. There is no third party beneficiary of this Loan Agreement.

                  D. DOCUMENTS. All documents, certificates and other items required under this Loan Agreement to be executed and/or delivered to Bank shall be in form and content satisfactory to Bank and its counsel.

                  E. PARTIAL INVALIDITY. The unenforceability or invalidity of any provision of this Loan Agreement shall not affect the enforceability or validity of any other provision herein and the invalidity or unenforceability of any provision of any Loan Document to any person or circumstance shall not affect the enforceability or validity of such provision as it may apply to other persons or circumstances.

                  F. INDEMNIFICATION. Borrower shall indemnify, defend and hold Bank and its successors and assigns harmless from and against any and all claims, demands, suits, losses, damages, assessments, fines, penalties, costs or other expenses (including reasonable attorneys' fees and court costs) ("Indemnified Damages") arising from or in any way related to any of the transactions contemplated hereby, except Indemnified Damages occurring as a result of willful or negligent conduct of the Bank, including but not limited to actual or threatened damage to the environment, agency costs of investigation, personal injury or death, or property damage, due to a release or alleged release of Hazardous Materials, arising from Borrower's business operations, any other property owned by Borrower or in the surface or ground water arising from Borrower's business operations, or gaseous emissions arising from Borrower's business operations or any other condition existing or arising from Borrower's business operations resulting from the use or existence of Hazardous Materials, whether such claim proves to be true or false. Borrower further agrees that its indemnity obligations shall include, but are not limited to, liability for damages resulting from the personal injury or death of an employee of the Borrower, regardless of whether the Borrower has paid the employee under the worker's compensation laws of any state or other similar federal or state legislation for the protection of employees. The term "property damage" as used in this paragraph includes, but is not limited to, damage to any real or personal property of the Borrower, the Bank, and of any third parties. The Borrower's obligations under this paragraph shall survive the repayment of the Loans and foreclosure of the Collateral.

                  G. SURVIVABILITY. All covenants, agreements, representations and warranties made herein or in the other Loan Documents shall survive the making of the Loans and shall continue in full force and effect so long as the Loans are outstanding or the obligation of the Bank to make any advances under the Loans shall not have expired.

                  H. UPDATED APPRAISALS AND MAINTENANCE OF COLLATERAL VALUE. Bank may at its option, at Borrower's expense, obtain an appraisal of the Collateral securing payment of the Loans. The costs of each such appraisal shall be payable by Borrower to Bank on demand. If such appraisal shows the market value of the Collateral has declined, Borrower agrees that, upon demand by Bank, it will immediately either pledge additional collateral in form and substance satisfactory to Bank or make such payments as shall be necessary to reduce the principal balance outstanding under the Loan.

         13. ARBITRATION. ANY CONTROVERSY OR CLAIM BETWEEN OR AMONG THE PARTIES HERETO, INCLUDING BUT NOT LIMITED TO THOSE ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY RELATED AGREEMENTS OR INSTRUMENTS, INCLUDING ANY CLAIM BASED ON OR ARISING FROM AN ALLEGED TORT, SHALL BE DETERMINED BY BINDING ARBITRATION IN ACCORDANCE WITH THE FEDERAL ARBITRATION ACT (OR IF NOT APPLICABLE, THE APPLICABLE STATE LAW). THE RULES OF PRACTICE AND PROCEDURE FOR THE ARBITRATION OF COMMERCIAL DISPUTES OF ENDISPUTE, INC., DOING BUSINESS AS "J.A.M.S./ENDISPUTE", OR ANY SUCCESSOR THEREOF ("J.A.M.S."), AND THE "SPECIAL RULES" SET FORTH BELOW. IN THE EVENT OF ANY INCONSISTENCY, THE SPECIAL RULES SHALL CONTROL. JUDGMENT UPON ANY ARBITRATION AWARD MAY BE ENTERED IN ANY COURT HAVING JURISDICTION. ANY PARTY TO THIS AGREEMENT MAY BRING AN ACTION, INCLUDING A SUMMARY OR EXPEDITED PROCEEDING, TO COMPEL ARBITRATION OF ANY CONTROVERSY OR CLAIM TO WHICH THIS AGREEMENT APPLIES IN ANY COURT HAVING JURISDICTION OVER SUCH ACTION.

                  A. SPECIAL RULES. THE ARBITRATION SHALL BE CONDUCTED IN THE COUNTY OF THE BORROWER'S DOMICILE AT TIME OF THE EXECUTION OF THIS AGREEMENT AND ADMINISTERED BY J.A.M.S., WHICH WILL APPOINT AN ARBITRATOR; IF J.A.M.S. IS UNABLE OR LEGALLY PRECLUDED FROM ADMINISTERING THE ARBITRATION, THEN THE AMERICAN ARBITRATION ASSOCIATION WILL SERVE. ALL ARBITRATION HEARINGS WILL BE COMMENCED WITHIN 90 DAYS OF THE DEMAND FOR ARBITRATION; FURTHER, THE ARBITRATOR SHALL ONLY,

UPON A SHOWING OF CAUSE, BE PERMITTED TO EXTEND THE COMMENCEMENT OF SUCH HEARING FOR UP TO AN ADDITIONAL 60 DAYS.

                  B. RESERVATION OF RIGHTS. NOTHING IN THIS ARBITRATION PROVISION SHALL BE DEEMED TO (I) LIMIT THE APPLICABILITY OF ANY OTHERWISE APPLICABLE STATUTES OF LIMITATION OR REPOSE AND ANY WAIVERS CONTAINED IN THIS AGREEMENT; OR (II) BE A WAIVER BY THE BANK OF THE PROTECTION AFFORDED TO IT BY 12 U.S.C. SEC. 91 OR ANY SUBSTANTIALLY EQUIVALENT STATE LAW; OR (III) LIMIT THE RIGHT OF THE BANK HERETO (A) TO EXERCISE SELF HELP REMEDIES SUCH AS (BUT NOT LIMITED TO) SETOFF, OR (B) TO FORECLOSE AGAINST ANY REAL OR PERSONAL PROPERTY COLLATERAL, OR (C) TO OBTAIN FROM A COURT PROVISIONAL OR ANCILLARY REMEDIES SUCH AS (BUT NOT LIMITED TO) INJUNCTIVE RELIEF, WRIT OF POSSESSION OR THE APPOINTMENT OF A RECEIVER. THE BANK MAY EXERCISE SUCH SELF HELP RIGHTS, FORECLOSE UPON SUCH PROPERTY, OR OBTAIN SUCH PROVISIONAL OR ANCILLARY REMEDIES BEFORE, DURING OR AFTER THE PENDENCY OF ANY ARBITRATION PROCEEDING BROUGHT PURSUANT TO THIS AGREEMENT. NEITHER THE EXERCISE OF SELF HELP REMEDIES NOR THE INSTITUTION OR MAINTENANCE OF AN ACTION FOR FORECLOSURE OR PROVISIONAL OR ANCILLARY REMEDIES SHALL CONSTITUTE A WAIVER OF THE RIGHT OF ANY PARTY, INCLUDING THE CLAIMANT IN ANY SUCH ACTION, TO ARBITRATE THE MERITS OF THE CONTROVERSY OR CLAIM OCCASIONING RESORT TO SUCH REMEDIES.

         14. NO ORAL AGREEMENT. THIS WRITTEN LOAN AGREEMENT AND THE OTHER LOAN DOCUMENTS REPRESENT THE FINAL AGREEMENT BETWEEN THE PARTIES AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS OR SUBSEQUENT ORAL AGREEMENTS OF THE PARTIES.

         15. RATIFICATION OF ORIGINAL AGREEMENT.Borrower hereby acknowledges that it is indebted to the Bank pursuant to the Original Loan Agreement in accordance with the terms thereof, as amended prior to the date hereof, and that there exists no defense, offset to, or claim in diminution or avoidance of, any of its liabilities and obligations pursuant to such Original Loan Agreement, as so amended. Borrower further ratifies and affirms the Original Loan Agreement, as amended previously and as amended and restated by this Second Amended and Restated Loan Agreement; agrees that there is no change or modification thereto, except as expressly provided herein; and agrees that the Original Loan Agreement, as amended previously and as amended and restated hereby, shall be and constitute the Loan Agreement, with the same effect as if this Agreement had been made on the date of the Original Loan Agreement, and not a novation thereof.

         16. PARTICIPATIONS. Borrower acknowledges and agrees that Bank may sell participations in the Loans to other financial institutions, up to an amount equal to fifty percent (50%) of the aggregate principal amount of the Loans, and Borrower agrees to cooperate with the Bank in providing such information about the Borrower and its financial condition and business prospects as may be reasonably requested by the Bank in connection with such participations, which information may be shared with prospective participants, subject to reasonable confidentiality provisions concerning any non-public information.




         IN WITNESS WHEREOF, the parties hereto have caused this Second Amended and Restated Loan Agreement to be duly executed under seal by their duly authorized representatives as of the date first above written.


                                             BORROWER:

                                             BLUE RHINO CORPORATION

ATTEST:
                                             By: /s/ Billy D. Prim
                                             Title: President and CEO
/s/ Mark Castaneda
Secretary
       [Corporate Seal]


                                             BANK:

                                             BANK OF AMERICA, N.A.


                                             By: /s/ J. Thomas Johnson, Jr.
                                             Title: Senior Vice President

                                   EXHIBIT A
                            BORROWING BASE AGREEMENT

         This Borrowing Base Agreement between the undersigned Borrower and Bank is the Borrowing Base Agreement as defined in that certain Second Amended and Restated Loan and Security Agreement between Borrower and Bank dated June 30, 2000, as the same may be modified or amended from time to time (the "Agreement"). All capitalized terms used herein and not otherwise defined shall have the meanings set forth in the Agreement.

         1. Borrowing Base. The aggregate principal amount of all amounts from time to time advanced pursuant to the terms of the Revolver Note dated June 30, 2000 in the principal amount of $38,000,000 and the Overline Note dated June 30, 2000 in the principal amount of $10,000,000 (collectively, the "Notes") shall not exceed the Maximum Amount. For purposes of calculating such aggregate principal amount, the face amount of letters of credit issued by Bank for the account of Borrower shall be included.

         "Maximum Amount" shall mean the lesser of $38,000,000 ($48,000,000 during the period that the Overline is available) or the Borrowing Base. The "Borrowing Base" at any time, shall be equal to 80% of Eligible Accounts Receivable, 50% of Cylinder Inventory, 50% of Eligible Inventory, and 50% of net Equipment, as such terms are defined herein or in the Agreement.

         "Eligible Accounts Receivable" shall mean all accounts receivable of Borrower which have been created in the ordinary course of Borrower's business and for which Borrower's right to receive payment is absolute and not contingent upon the fulfillment of any condition whatsoever, and shall not include:

                  (i) any invoice which is more than ninety (90) days past due;

                  (ii) any account for which there exists a right of set off, defense or discount (except regular discounts allowed in the ordinary course of business to promote prompt payment) and for which no defense or counterclaim has been asserted;

                  (iii) any account which represents an obligation of any local, state or federal governmental agency or entity;

                  (iv) any account which arises out of a contract or order which, by its terms, forbids or makes void or unenforceable any assignment by Borrower to Bank of the account receivable arising with respect thereto;

                  (v) any account arising from a "sale on approval," "sale or return," "consignment," or subject to any other repurchase or return agreement;

                  (vi) any account which represents an obligation of a customer which is not a resident of the United States or its territories unless such account is supported by a letter of credit in form and substance acceptable to Bank;

                  (vii) any account which arises from the sale or lease to or performance of services for, or represents an obligation of, an employee, affiliate, partner, parent or Subsidiary of Borrower;

                  (viii) any account which represents an obligation of a customer of Borrower when 80% or more of Borrower's accounts from such customer are not eligible pursuant to the foregoing formula; and

                  (ix)     any unapplied credits over 90 days old.

         "Accounts Receivable" shall mean all of the Borrower's accounts, instruments, contract rights, chattel paper, document, and general intangibles arising from the sale of goods and/or the rendition of services by the Borrower in the ordinary course of business, and the proceeds thereof and all security and guaranties therefor, whether now existing or hereafter created, and all returned, reclaimed or repossessed goods, and all books and records pertaining to the foregoing.

         "Cylinder Inventory" shall mean all non-obsolete cylinder inventory of Borrower or USA Leasing, LLC, a guarantor of the loans to Borrower, which is under lease to third party lessees.

         "Eligible Inventory" shall mean all non-obsolete inventory of Borrower (other than Cylinder Inventory) that is in good condition and currently salable and does not include any work in process, parts or supplies, inventory not in the possession of Borrower, or inventory held on consignment.

         2. Advances. The amounts of advances under the Notes shall be determined consistent with the value of the Eligible Accounts Receivable, the Cylinder Inventory, the Eligible Inventory and the Equipment, taking into account all fluctuations of the value thereof. The Bank shall be under no obligation to make any advance to Borrower in excess of the limitations stated above.

         3. Reporting. In addition to any reporting requirements required under the Loan Agreement to which this Borrowing Base Agreement is attached, the Borrower will submit the following in form and substance satisfactory to
Bank:

                  (i) Accounts Receivable Aging. Not later than thirty (30) days after and as the end of each month, a listing of accounts receivable aged from date of invoice.

                  (ii) Monthly Borrowing Base Certificate. Not later than thirty (30) days after the end of each month, Borrower will submit a Borrowing Base Certificate in the form attached hereto as Exhibit A-1.

                  (iii) Seasonal Borrowing Base Certificate. At the time of any advance request under the Notes during the period June 1 through November 30 of each year, a Borrowing Base Certificate in the form attached hereto as Exhibit A-1.

         4. [x] Lock Box Arrangement. Bank and Borrower shall, upon request of Bank, establish and maintain one or more special lock box or blocked accounts for the collection of the Accounts Receivables. Each such special account shall be with a bank satisfactory to the Bank (which may be an affiliate of the Bank) and shall be subject to the Bank's standard form agreement. Any checks or other remittances against Accounts Receivables which are received by the Borrower shall be held in trust for the Bank and turned over by the Borrower to the Bank or to a person designated by the Bank in the identical form received (except for any necessary endorsement) as speedily as possible.

         5. Mandatory Payment. In the event the aggregate principal outstanding balance of advances under the Notes exceeds the Maximum Amount, Borrower shall immediately and without notice or demand of any kind, make such payments as shall be necessary to reduce the principal balance of the Notes below the Maximum Amount.


BLUE RHINO CORPORATION                       BANK OF AMERICA, N.A.

By:                          (Seal)          By:                         (Seal)
   --------------------------                   -------------------------
Name:                                        Name:
     ------------------------                     -----------------------
Title:                                       Title:
      -----------------------                      ----------------------

                                  EXHIBIT A-1
                           BORROWING BASE CERTIFICATE

Status as of _______________, 20__.

In accordance with the terms of the Borrowing Base Agreement attached as Exhibit A to that Second Amended and Restated Loan Agreement dated June 30, 2000, by and between Blue Rhino Corporation and Bank of America, N.A., we hereby represent and warrant as follows:

1.       Total Accounts Receivable                            $____________

2.       Less ineligible accounts receivable
         (as set forth in the Borrowing Base
         Agreement)                                           $____________

3.       Eligible Accounts Receivable                         $____________

4.       80% of Eligible Accounts Receivable,                 $____________

5.       50% of Cylinder Inventory

6.       50% of Eligible Inventory                            $____________

7.       50% of Equipment (net)                               $____________

8.       Maximum Loan amount                                  $__,000,000.00
         [$38,000,000 or $48,000,000, as applicable]

9.       Outstanding Loan balance as of report date           $____________

10.      Outstanding letters of credit (face amount)          $____________

11.      Available for further advances (lesser of
         sum of line 4+5+6+7 or line 8, minus
         sum of line 9 and 10)                                $____________

12.      If line 11 is negative, amount to be
         repaid immediately to Bank                           $____________

         The undersigned does hereby certify that the foregoing is true and correct. The undersigned does further acknowledge that the Bank is relying upon this certificate and any supporting documents to grant or continue to grant credit to it, and further warrants and represents that no event of default has occurred, or would, with the passage of time or the giving of notice, or both, occur under the above-referenced Loan Agreement.


BLUE RHINO CORPORATION

By:
   --------------------------------
Title:
       ----------------------------

                                   EXHIBIT B

                            PERFORMANCE PRICING GRID


Applicable LIBOR Margin:

The Applicable LIBOR Margin will be a function of the Borrower's Funded Debt to EBITDA ratio as defined in the Second Amended and Restated Loan Agreement. The calculation and any change in the Applicable LIBOR Margin shall take place on the first day of the month immediately following receipt of Form 10-Q or Form 10-K of the Borrower. The Applicable LIBOR Margins are as follows:



           ----------------------------------------------------------------------------------------------
                                                           Revolver and Overline               Term Loan
           ----------------------------------------------------------------------------------------------
           Funded Debt to EBITDA Ratio                    Applicable LIBOR Margin
           ----------------------------------------------------------------------------------------------
           > 3.75                                                   275 BP                       310 BP
           -
           ----------------------------------------------------------------------------------------------

           ----------------------------------------------------------------------------------------------
           > 3.00 to 1.0 but < 3.50 to 1.0                          250 BP                       285 BP
           -
           ----------------------------------------------------------------------------------------------

           ----------------------------------------------------------------------------------------------
           > 2.50 to 1.0 but < 3.00 to 1.0                          225 BP                       260 BP
           -
           ----------------------------------------------------------------------------------------------

           ----------------------------------------------------------------------------------------------
           >2.00 to 1.0 but < 2.50 to 1.0                           200 BP                       235 BP
           ----------------------------------------------------------------------------------------------

           ----------------------------------------------------------------------------------------------
           >1.50 to 1.0 but < 2.00 to 1.0                           175 BP                       210 BP
           -
           ----------------------------------------------------------------------------------------------

           ----------------------------------------------------------------------------------------------
           < 1.50 to 1.0                                            150 BP                       185 BP
           -
           ----------------------------------------------------------------------------------------------

                                   EXHIBIT C

                             COMPLIANCE CERTIFICATE

         This Compliance Certificate is delivered pursuant to Section 6(B)(iv) of the Second Amended and Restated Loan Agreement dated as of June 30, 2000 (together with all amendments and modifications, if any, from time to time made thereto, the "Loan Agreement"), between Blue Rhino Corporation (the "Borrower") and Bank of America, N.A. The covenants set forth below apply to the Borrower under the Loan Agreement. Unless otherwise defined, terms used herein (including the attachments hereto) have the meanings provided in the Loan Agreement.

         The undersigned, being the duly elected, qualified and acting Chief Financial Officer of the Borrower, on behalf of the Borrower and solely in his or her capacity as an officer of the Borrower, hereby certifies and warrants that:

         1. He/she is the Chief Financial Officer of the Borrower and that, as such, he/she is authorized to execute this certificate on behalf of the Borrower.

         2.       As of ________________, 20____:

                  (a) Total liabilities divided by Tangible Net Worth was ___ to one;

                  (b) Funded Debt to EBITDA for the three months ending as of such date was ___ to one;

                  (c)      Borrower's Cash Flow Coverage Ratio was ___ to one;

                  (d) The Borrower was not in default of any of the provisions of the Loan Agreement during the period as to which this Compliance Certificate relates;

         IN WITNESS WHEREOF, the undersigned has executed and delivered this certificate, this ______ day of ______________, 20____.


                             BLUE RHINO CORPORATION

                             By:
                                 ----------------------------
                             Title: Chief Financial Officer

                                   EXHIBIT D

                             SCHEDULE OF LITIGATION